UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

ENTERTAINMENT ART, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53678	26-0370478
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Entertainment Art, Inc.

5348 Vegas Drive, # 239,

Las Vegas, Nevada 89108

(Address of principal executive offices)

408-605-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to: the viability and value of our patents and other intellectual property as well as our ability to research and develop new intellectual property, information about our ability to raise capital, joint venture and other relationships with contract parties, anticipated operating results, product acceptance, our financial condition, profitability, and the liquidity of our securities.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report.  You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect.  We assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “we,” “us,” “our,” “our company,” are to the combined business of Entertainment Art, Inc. and its consolidated subsidiaries.

On February 28, 2013, we entered into a transaction (the “Acquisition”), pursuant to which our newly formed subsidiary, Biozoom Technologies, Inc., a Delaware corporation (“Biozoom”) acquired certain, patents, licenses and related assets from each of three separate companies: Opsolution Spectroscopic Systems GmbH, Opsolution NanoPhotonics GmbH and Opsolution GmbH, each a German company (collectively, we refer to them in this Report as the “Opsolution Sellers” or the “Opsolution Entities”), in exchange for cash in the aggregate amount of $50,000 and the issuance of 39,000,000 shares of our common stock, par value $0.001 per share, which were issued to shareholders of the aforesaid Opsolution Sellers.  As a result of the Acquisition, the shareholders of the Opsolution Sellers became 66% shareholders of Entertainment Art, Inc.  We also entered into a joint venture agreement with Opsolution GmbH, and completed the first round of a preferred stock financing, the proceeds of which are being used for our operations and further research and development.

As a result of the Acquisition, Entertainment Art, Inc. is now conducting operations through Biozoom, which in turn holds the patents, licenses and related assets described in greater detail herein and is the party to the joint venture agreement whereby we have access to additional research.

To the extent that we were previously deemed to be a shell company, and in accordance with the requirements of Item 2.01(a)(f) of Form 8-K, this Report sets forth information that would be required if Entertainment Art, Inc. were required to file a Registration Statement on Form 10 with respect to its common stock under the Securities Exchange Act of 1934, as amended.

This Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, all of which are incorporated herein by reference.

This Report responds to the following items on Form 8-K:

Item 1.01         Entry into a Material Definitive Agreement

Item 2.01         Completion of Acquisition or Disposition of Assets

Item 3.02         Unregistered Sales of Equity Securities

Item 5.01         Changes in Control of Registrant

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Item 5.06         Change in Shell Company Status

Item 9.01         Financial Statements and Exhibits

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Item 1.01        Entry into a Material Definitive Agreement.

In connection with the Acquisition of assets from the Opsolution Sellers, we entered into three primary agreements (i) the Asset Purchase Agreement between our Delaware organized Biozoom subsidiary and the Opsolution Sellers and their shareholders, (ii) the joint venture agreement between our Biozoom subsidiary and Opsolution GmbH, and (iii) the preferred stock financing subscription agreement for a minimum of $1,150,000 and maximum of up to $2,000,000 and related transaction documents.

Asset Purchase Agreement

As of February 28, 2013, our wholly owned and newly formed subsidiary, Biozoom, entered into an Asset Purchase Agreement with each of the Opsolution Sellers and their shareholders, pursuant to which we acquired all tangible and non-tangible assets of the Opsolution Sellers in exchange for (i) $50,000 cash for tangible assets and (ii) the issuance by our publicly reporting parent company, Entertainment Art, Inc. of 39,000,000 shares of common stock to the shareholders of the Opsolution Sellers.  As a result of the Acquisition, the Opsolution Sellers’ shareholders, became 66.3% controlling shareholders of Entertainment Art, Inc.  The closing of the Acquisition under the Asset Purchase Agreement was effective as of February 28, 2013 (the “Opsolution Closing Date”).

As part of the acquisition, we appointed two of the former principals of the Opsolution Sellers to our board of directors and as officers, and we entered into a letter agreement outlining the terms of a joint venture with Opsolution GmbH, dated as of February 28, 2013 (the “Opsolution JV Agreement”).

The patents and other intellectual property we acquired are primarily for use in spectroscopy devices with initial diagnostic applications in the wellness/nutrition, and healthcare fields.  A more detailed description of our intellectual property newly acquired from the Opsolution Sellers, and of what we intend to continue developing, is contained in our “Description of Business” section below.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the actual agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Opsolution Joint Venture Agreement

In connection with the Acquisition, Biozoom also entered into the Opsolution JV Agreement with Opsolution GmbH, expiring December 31, 2017.  This joint venture agreement enables us to have access to additional intellectual property and patents as they are developed by Opsolution GmbH.  The Opsolution JV Agreement provides, among other things, for retention by Biozoom of Opsolution for purposes of continuing research and development on our behalf, filing, and perfecting from time to time, patents, trademarks and other rights, and irrevocably assigning any and all rights to intellectual property, technologies and research that it develops.  Additional details and information relating to this agreement are provided in the “Description of Business” section of this Report, below.

The foregoing is a summary only of the Opsolution JV Agreement and is qualified in its entirety by reference to the provisions of the actual agreement filed as Exhibit 10.5 to this Report, which is incorporated by reference herein.

Series A Preferred Stock Financing; Securities Purchase Agreement

To facilitate the joint venture and our operations after the Acquisition, we have entered into a Series A Preferred Stock Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), pursuant to which we sold 1,150,000 shares of our newly designated 7% Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”) at a purchase price of $1.00 per share, or $1,150,000 total.  The Preferred Stock Purchase Agreement provides for the sale to one or more purchasers of up to an additional $850,000 in two tranches, presuming that certain conditions are met.  The Series A Preferred is convertible at a price of $0.133333, or approximately 7.5 shares of common stock for each share of Series A Preferred for 8,625,021 shares of common stock, or 15,000,000 shares presuming the maximum amount is sold, subject to adjustment for anti dilution and other actions.

The foregoing description of the Series A Preferred Stock and Preferred Stock Purchase Agreement is a summary only and is qualified in its entirety by reference to the provisions of the actual Series A Preferred Stock Purchase Agreement, filed as Exhibit 10.7 to this Report, and the Certificate of Designations, to the Articles of Incorporation of the Company, filed as Exhibit 3.1 to this Report, both of which are incorporated by reference herein.  See, also,  “Item 3.02 Unregistered Sales of Equity Securities,” below, for additional information, which is incorporated herein.

Item 2.01        Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Acquisition is incorporated herein by reference in its entirety.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired all of the assets of the Opsolution Sellers on February 28, 2013 pursuant to the Asset Purchase Agreement.  Item 2.01(f) of Form 8-K provides that because Entertainment Art, Inc. was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Acquisition, we must disclose the information that would be required if we were filing a Registration Statement on Form 10 under the Exchange Act.

Accordingly, we are providing hereby and in our financial exhibits, the information that we would be otherwise required to disclose on Form 10.  Please note that the information provided below relates to our business after the Acquisition, except as specified to the contrary or for information relating to periods prior to the date of the Acquisition.

DESCRIPTION OF BUSINESS

Business Overview

We are a Nevada-organized company whose wholly-owned Delaware subsidiary, Biozoom, holds certain patents and licenses to technology in the field of devices that use spectroscopics to detect and measure substances within the body or other biological substances.   Through our Opsolution JV Agreement, and agreements with scientific researchers in Germany, we are also developing and acquiring additional technologies from time to time.

Our Corporate History and Background

Entertainment Art, Inc., the parent company (Symbol: EERT.ob), was incorporated on June 15, 2007 in the State of Nevada.  We were initially focused on the business of designing, marketing and selling leather and other products.  In October 2007, we sold 20,130,000 shares of common stock to private investors at $0.003 per share for gross proceeds of $61,000.  We registered the sale of these shares, which represent 33.70% of the issued and outstanding shares of our common stock, for resale.  On July 21, 2009, we implemented  a 33:1 forward stock split without correspondingly increasing the authorized shares of common stock.  As a result of the forward split, we have 59,730,000 shares of common stock issued and outstanding as of immediately prior to closing of the Opsolution Acquisition.

The address of our principal executive office is c/o Ms. Sarah Deutsch, Entertainment Art, Inc., 5348 Vegas Drive, # 239,  Las Vegas, Nevada 89108.  Our telephone number is 408-605-1572.  We do not have a functioning website at this time.

As of immediately prior to the Acquisition, we were deemed a “blank check” shell.

Upon completing the Acquisition on February 28, 2013, we ceased being considered a “shell” company and are now in the business of researching, developing and licensing technologies relating to the mobile remote collection of biomedical data as well as bi-lateral diagnostic communication.  Specifically, we have produced, and have already began clinical trials utilizing, a handheld device that utilizes spectroscopy, the interaction between cells and radiated energy, to measure concentrations of substances in the medical and chemical industry.

Opsolution Asset Acquisition

As of February 28, 2013, Biozoom entered into an Asset Purchase Agreement with (i) each of the Opsolution Sellers and (ii) the shareholders of each of the Opsolution Sellers, pursuant to which we acquired all tangible and non-tangible assets of the Opsolution Sellers in exchange for the issuance of shares of common stock of Entertainment Art, Inc. to the shareholders of the Opsolution Sellers and $50,000 cash.  As a result of the Acquisition, the Opsolution Sellers’ shareholders became 66.3% holders of Entertainment Art, Inc.  The closing of the Acquisition under the Asset Purchase Agreement  was effective as of February 28, 2013.

As part of the acquisition, we appointed two of the former principals of the Opsolution Sellers to our board of directors and as officers, and we entered into a letter agreement outlining the terms of a joint venture with Opsolution GmbH, dated as of February 28, 2013 (the “Opsolution JV Agreement”), pursuant to which we will have rights to additional intellectual property being developed by Opsolution GmbH in Germany.  Additional details relating to this important joint venture are set forth below, in this “Description of Business” section and elsewhere in this Report.

The assets acquired in the Acquisition consist primarily of (i) all intellectual property, including patents, patent applications, provisional patents or applications, trademarks, tradenames, license or sub license rights, developments, ideas, drawings, concepts, copyrights, technologies, formulas, developments, trade secrets, ideas; (ii) rights under a certain Liquidation Agreement between certain of the Sellers and Vodafone Ventures Limited and certain other entities, dated as of November 8, 2006; (iii) certain specified patents and patent licenses; and certain specified plant and equipment mostly located in Germany and used in the development of the technology underlying the patents and licenses and products derived therefrom.  We also acquired the tangible assets of these entities.

Some of the intellectual property assets we acquired are subject to a joint venture with Vodafone or Carl Zeiss Microscopy GmbH as a result of joint research and development efforts in the past.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the actual agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

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Accounting Acquirer

As a result of the Acquisition, we acquired substantially all of the assets of the Opsolution Sellers, and their shareholders became 66.3% holders of our parent entity, Entertainment Art, Inc., making them presumptive control persons of Entertainment Art, Inc.  Thus, for reporting purposes, the Acquisition constituted a “change in control” of our company, and the Opsolution Sellers are deemed the accounting acquirers for disclosure and financial reporting and description purposes.

References to “us,” “our” or the “Company” prior to the Acquisition refers to the business and operations of our Opsolution Sellers, which we have since acquired, unless the context requires otherwise (such as, for example and without limitation, references to our trading and common stock).

In connection with the Acquisition, we have conducted an offering of 1,150,000 shares of Series A Preferred Stock for $1,150,000, or $1.00 per share, pursuant to the Series A Preferred Stock Purchase Agreement.  This offering provides for a maximum offering amount of $2,000,000 for 2,000,000 shares of Series A Preferred Stock.  Each share of Series A Preferred Stock is convertible into approximately seven and a half (7.5) shares of our common stock, comprising 8,625,021 shares, or up to 15,000,000 shares if the full $2,000,000 is sold (See Item 1.01 above and Item 3.02 below).

About the Opsolution Entities and Business

History

The Opsolution Entities trace their origins to an optics development concern formed in 2004 by German scientists and engineers, to explore and exploit cutting edge optics technologies that the founders had been researching and developing.  In 2004, the optics development company established a joint venture called Opsolution Mobile (later renamed to Biozoom Services GmbH) with European telecom giant, Vodafone, to explore potential applications for their technologies in the area of remote telemedicine through cellular phone devices.  In 2007, Opsolution Spectroscopic Systems GmbH was organized to facilitate an engineering and development partnership with another reputable entity, Carl Zeiss Microscopy GmbH, an international conglomerate and world leader in optical engineering.  The Opsolution GmbH success of miniaturizing their existing optical scanner to nanoscopic scale lead in 2012 to an impressive government grant for the founders to continue their R&D work, and ultimately to launch Biozoom with the fruits of 8 years of innovation and engineering collaboration.

Some of the intellectual property we have acquired is still subject to joint venture rights of Vodafone or its successor in interest and assignees or Carl Zeiss and their assignees, as provided below.

The patents purchased are primarily for use in spectroscopy.  A complete list of these patents is listed below.

Initial Device; Technologies and Focus; Spectroscopy and Two Way Diagnostic Communication

The Company’s objective is to further develop, and commercialize through license or marketing, a mobile platform for remote collection of biomedical data.  This involves an important technology known as “spectroscopy.”  Spectroscopy is the interaction between matter, specifically cells, and radiated energy.  Spectroscopy technology is vital to determining concentrations of certain substances in medical, chemical and biological applications.

The initial patents and intellectual property purchased in the Opsolution Acquisition relates to the development and patent of small handheld devices that utilize reflection spectroscopy and optical feedback, to determine a person’s health and wellbeing.  A common example of spectroscopy used in medicine is a basic pulse oximeter in use and existence today.  A pulse oximeter is a small device externally attached to a finger which utilizes light refraction to instantly provide a blood oxygen concentration in the blood, without use of needles or other invasive techniques.  Our technology, however, is intended to be utilized to determine far more than simply oxygen content.

Biofeedback is an effective means for an individual to learn how to influence physiological activity, for purposes of diagnosing nutritional and other health problems.

Biofeedback devices are designed to be small, simple, mobile and inexpensive mechanisms that collect biological data from individuals to detect antioxidants and nutritional and other health markers.  This device is designed to avoid complex, messy and timely blood tests.  Because it is electronic, it can also be used remotely, such as in the home or at a clinic with results transferred by telemetry (phone, computer etc.).

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Current Calibration Applications

Currently, our devices are calibrated to detect and calculate the following:

•         Antioxidant levels

•         Vitamin levels

•         Skin moisture (pre-mature aging)

•         Oxidative stress

•         Cytochrom C Oxidase

•         VO2 max (for endurance analysis)

In the future, we are hoping to be able to develop technologies that enable detection and measurement of cholesterol, blood sugar levels, alcohol, drugs, smoke poisoning, and even blood pressure.

No assurance can be made that we will be able to develop further applications, or, if we do, that we will be able to commercialize the same.

Joint Venture Development of Our Technologies

Some of our intellectual property has been developed in partnership with other entities, namely Vodafone and Carl Zeiss Microscopy GmbH, a major engineering firm in Europe.  Specifically, Carl Zeiss has assisted with production and design of the physical unit, and its calibration.  Their assistance has allowed us to put the device to use in Charité Berlin, a top-tier and respected University Hospital in Europe.

Description of Shared Intellectual Property Terms

Some of our intellectual property was developed in conjunction with Vodafone’s subsidiary (Biozoom Services GmbH) and, subsequent to their liquidation, remains subject to a shared license.  Certain other intellectual property we have was developed or acquired in partnership with Carl Zeiss Monoscopy GmbH.  To the extent that the intellectual property we acquired from the Opsolution Sellers was subject to the limitations of these agreements, we will be subject to them as well.

Vodafone Joint Ventured Intellectual Property

Pursuant to the terms of the liquidation of Vodafone’s related entities in November of 2006, Opsolution Spectroscopic Systems GmbH (“OSS”) entered into a liquidation agreement with Vodafone Ventures Ltd. and its related entities, as well as Biozoom Services GmbH; and subsequently, on January 7th of 2009, these entities or their successors entered into an Agreement on Intellectual Property and Property Rights among themselves.  This arrangement provided, among other things, for intellectual property owned by the Vodafone-related entities to inure to the benefit of its successor and a new, post-liquidation entity known as Vodafone Ventures Ltd. and OSS.  The relevant terms of the Vodafone arrangements provided that, with respect to all intellectual property coming from this transaction:

•         Basic technology and basic analysis software IP rights were assigned to Vodafone Ventures Limited and OSS.

•         Jointly developed intellectual property, such as joint patent applications or jointly developed or filed patent applications, patents, trademarks, and other IP (the “New Vodafone IP”) are divided among Vodafone and OSS (with OSS receiving, generally, between 45% and 67% of the royalty rights, depending on the intellectual property),

•         Either Vodafone or OSS or its successors may use the New Vodafone IP rights for the central application of services for their own respective business operation without paying royalties to one another,

•         OSS may use, on a royalty-free basis, New Vodafone IP rights for any other de-central application of services when the spectral analysis is analyzed locally on an electrical device connected to a scanner and telecom network, and either Vodafone or OSS may grant simple sublicenses for the New Vodafone IP rights, with royalty split on a pro-rata basis (i.e. currently 65% Vodafone and 35% Biozoom as successor).  Development results can be used by Vodafone or OSS on a non-exclusive, unrestricted, irrevocable and royalty free basis, and

•         We may be required to pay our pro-rata share of patent prosecution or defense costs.

Carl Zeiss Microscopy, GmbH, and Other Joint Ventured Intellectual Property

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Some of our intellectual property was acquired from, or as a result of joint efforts with, Carl Zeiss Microscopy GmbH, which resulted in a 50%-50% relationship on receipt of all royalties, or other developers.

Management believes that its relationship with Carl Zeiss Microscopy, GmbH is of significant value to the Company.  The Opsolution Sellers and their principals have developed their relationship with Carl Zeiss, a well-known high-end producer of optical systems, for over 10 years.  They were also instrumental in securing the Charité, the medical university and hospital, as a valuable development partner of the Company’s devices.

The Company’s management and oversight / coaching portal will be conducted from the U.S.  By using the German medical network and combined with designated  U.S. scientists in all relevant faculties, management believes that the development of the data-based coaching system will be realized.

University of Kassel Research

We also own certain intellectual property and patents as a result of the relationship and license agreements between Opsolution GmbH and the University of Kassel.  The university conducted certain research and implemented several patent filings, as indicated in the chart below and transferred the same to Opsolution Sellers for a purchase price of EUR 39,000 (plus VAT),  EUR 5,000 per year, commencing the first year of market entrance of the sensor utilizing this technology, and a 2% royalty on sales.

Employment Agreements

As a condition subsequent to closing of the Acquisition, each of Hardy Hoheisel and Dr. Wolfgang Köcher are to enter into an Employment Agreement with Biozoom, the terms of which shall provide for salaries of up to EUR 60,000 (which would equal approximately $78,000 based on conversion rates at February 21, 2013).  Definitive agreements have not yet been entered into with them.

Business Strategy

One of the company’s products is already in trial use in Europe.  In order to successfully commercialize our intellectual property, management believes that further development and perfection of our devices, as well as developing relationships in our initial target markets, will both be necessary in order to create brand awareness and penetrate these markets. Specifically, management believes, that the next steps for the company are:

  Optimization of existing software and hardware to maintain the high quality of the biozoom(TM) scanner as the company’s serial product,
  Realization of the biozoom(TM) portal with a customer-oriented design,
  Development of business-related databases to realize, among other things, central analysis of measurements, saving of results or comparing individual measurements with group results, etc.,
  Continuation of research and medical studies to validate, for all skin types, the algorithm for analysing measurement with the serial product,
  Starting cooperation with specialists in US for conducting a study with students to check and improve their behaviour concerning nutrition, smoking and alcohol consumption, and
  Filing / acquisition of further IP rights concerning the second generation of the biozoom(TM) scanner.

Market Opportunity

The company believes that the initial and most readily viable markets will be the health care sector and education sector.  Health care is constantly seeking more economical, and less invasive ways to detect disease or deficiencies and to increase patient education as well as patient responsibility.  With rising medical costs and decreasing coverage, the market for preventative diagnostics has been growing significantly.

Some target market applications include fitness and wellness, which will entail development of relationships with nutritional and pharmaceutical retail chains, as well as gyms.  In addition, we believe that dieting companies and similar businesses would have an interest in our products.

The Company believes that the next logical step would be towards penetration of the healthcare industry, specifically, physicians and other healthcare professionals.  Penetration of the healthcare industry, however, may entail certain government regulations with respect to certain applications and the claims we make for those applications.  As the devices we produce will be designed to provide prompt, and non-invasive diagnostic information, we believe that our product will achieve market acceptance quickly.   In addition, our devices can be used for sports medicine.

Other viable applications of our products include law enforcement (including sports doping enforcement, alcohol or other substance abuse enforcement) and auto emissions management as well as other environmental applications.

We will require substantial additional capital in order to further develop our product to work properly and viably, and, to enter these markets efficiently.  We will likely be required to enter into one or more sub-licensing, joint venture or distribution agreements with re-sellers of our products that may further erode our profit margins.  No assurance can be made that we will complete development of these products or, if we do and even if we enter the markets, that we will be profitable therein.

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Intellectual Property Portfolio

As mentioned above, our intellectual property focuses on the spectroscopic technologies and bio-feedback to create a minimally invasive, external scanning device that is able to scan and detect substances to detect its composition and the existence of certain substances.   All of the below technologies were acquired by our Biozoom subsidiary from the Opsolution Sellers in the Acquisition.  Some of these patents are subject to joint venture or partnership agreements with other entities, namely, Vodafone or Carl Zeiss or their assigns.  In addition to the below, we are also the beneficiaries of any other technologies developed or acquired by Opsolution GmbH, as a result of our Opsolution JV Agreement with them.

Jurisdiction and Patent Number	Date of filing	Name	% Owned	Status	Year of Expiration
DE 10 2006 003 499	January 24, 2006	Endurance/Fitness Determination of VO2 Max by measuring Ctochrom C Oxidase	45%(1)	Pending	2026
DE 10 2005 063 263	December 30, 2005	Mathematical Model to compensate the temperature drift of LED when applying LED in spectroscopic devices	67.5%(1)	Pending	2025
DE 10 2007 011 413.5, based on DE 10 2006 011 63.3	March 3, 2008	Transfer of data to central server for analyzing and checking plausibility of measurements before transferring or analyzing data	67.5%(1)	Pending
WO 2007/085435	January 24, 2007	Transfer of data to central server for analyzing and checking plausibility of measurements before transferring or analyzing data	45%(1)	Basis for national filing	International stage has ended
EP 1981398	January 24, 2007	Transfer of data to central server for analyzing and checking plausibility of measurements before transferring or analyzing data	45%(1)	Pending	2026
WO 2007/077208	January 2, 2007	Mathematical model to compensate the temperature drift of LED in spectroscopic devices	67.5%(1)	Basis for national filing (1)	International stage has ended
EP 2010890	January 2, 2007	Mathematical model to compensate the temperature drift of LED in spectroscopic devices	67.5%(1)	Pending(1)
DE 10 2006 062 826	April 19, 2006	Mathematical model to compensate the temperature drift of LED in spectroscopic devices	100%	Pending	2026
DE 10 2012 005 583.8	March 30, 2012	Optical unit of Biozoom scanner and databases for generating coaching information for customers on central server due to measurement results with Biozoom scanner	100%	Pending	2031
WO 2013/023637	July 31, 2012	Optical unit of Biozoom scanner and databases for generating coaching information for customers on central server due to measurement results with Biozoom scanner	100%	Pending Basis for national filing	International stage ends 2014
DE 10 2006 039 073	August 9, 2006	Arrangement of Fabry Pérot Filters on a filter array	100%	Pending	2026
WO 2008/017490	August 9, 2007	Production of Nanospectrometer by applying nanoimprint and arrangement of Fabry Perot Filters	100%	Basis for national filing	International stage has ended
EP 2057446	May 13, 2009	Production of Nanospectrometer by applying Nanoimprint and Arrangement of Fabry Pérot Filters on a filter array.	100%	Pending(1)	2026
US 2011/0043823	May 13, 2009	Production of Nanospectrometer by applying Nanoimprint and Arrangement of Fabry Pérot Filters on a filter array	100%	Pending	2026
CN 101627289	Jan 13, 2010	Production of Nanospectrometer by applying Nanoimprint and Arrangement of Fabry Pérot Filters on a filter array	100%	Pending	2026
DE 10 2009 037 706	August 17, 2009	Methode for the spectroscopic measurement of NO2 in the exhaust emission of cars	100%	Pending	2029
DE 10 2006 012 681	March 20, 2006	Transfer of spectroscopic data to a central server and use of the results	100%	Pending	2026
DE 11 2007 000 950	April 19, 2007	Mathematical model to compensate the temperature drift of LED when applying LED in spectroscopic devices	100%	Pending	2026
DE 10 2006 039 071	August 9, 2006	Nanospectrometer Production of Fabry perot filter array by applying nanoimprint	100%(3)	Granted April 19, 2012	2026
DE 10 2005 024 271	May 27, 2005	Grating spectrometer used in Biozoom scanner	50%(2)	Pending	2025
US 7.692.790 B2		Grating spectrometer used in Biozoom scanner	50%(2)	Granted April 6, 2010	2026

(1) Indicates ownership in a partnership or joint venture with Vodafone Ventures Limited, as legal successor to Biozoom Services GmbH, with between 45% and 67% interest to the Company as indicated, for certain applications. Each party may grant simple sublicense to third parties with royalties earned being shared in accordance with foregoing percentage.  Parties must also share costs and expenses, enforcement costs, and patent filing/prosecution costs in accordance with such percentages.

(2) Indicates ownership in a partnership with Carl Zeiss Microscopy, GmbH, with 50% interest to the Company as indicated, for certain applications.  Royalties earned are to be shared in accordance with foregoing percentage.  Parties must also share costs and expenses, enforcement costs, and patent filing/prosecution costs in accordance with such percentages.

 (3) Indicates patents filed by the University of Kassal, which transferred the rights to Opsolution GmbH for aggregate cost of $39,000 (plus VAT), plus EUR 5,000 per year commencing the first year of market entrance with a sensor utilizing their technology.  The University of Kassel also retains a 2% royalty on new products brought to market utilizing this sensor technology.

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New Joint Venture Agreement With Opsolution GmbH

One of the Opsolution Sellers, Opsolution GmbH, has received German government grant commitments to continue certain research.  In order to facilitate this grant and further research, the results of which would inure to our benefit, our Biozoom subsidiary entered into the Opsolution JV Agreement with Opsolution GmbH expiring December 31, 2017.

The Opsolution JV Agreement provided, among other things, for retention by Biozoom of Opsolution for purposes of:

•         continuing research and development on our behalf,

•         filing, and perfecting from time to time, patents, trademarks and other rights, and

•         irrevocably assigning any and all rights to technologies and research that it develops.

In exchange therefore, and subject to certain other restrictions, Biozoom agreed to provide funding of up to $500,000 for the development of new prototypes on our behalf, said funds to be paid as follows:

•         $100,000 which was due upon execution of the Opsolution JV Agreement, and

•         $50,000 per month thereafter for 8 months.

Biozoom also acquired the right, commencing six months after the closing of the Acquisition, to acquire up to 24% of Opsolution for $500.00 per percentage point, or $12,000.

Among other conditions to continued funding, Opsolution is required to keep in good standing and continue to fulfill the requirements under a EUR 800,000 government grant it had received, of which at least EUR 370,000 shall be dedicated towards development of the Opsolution second-generation prototype device for measurement of antioxidants.  In addition, Opsolution shall reimburse Biozoom for services rendered from time to time.

In addition, any research or development of Opsolution during the term of the Opsolution JV Agreement shall be deemed conducted on behalf of Biozoom and deemed work for hire and be deemed the property of Biozoom or its assigns.

The foregoing is a summary only of the Opsolution JV Agreement and is qualified in its entirety by reference to the provisions of the actual agreement filed as Exhibit 10.5 to this Report, which is incorporated by reference herein.

Industry and Competition

While we believe that our spectroscopic technologies are cutting edge and disruptive, we do compete against other, larger companies with significantly greater resources, market reputation and acceptance and relationships than we have.  Our goals are to be able to compete in terms of cost, accuracy, ease of use and portability.

Below is a non-exhaustive list of some competing companies that have conducted research in our business technologies, or that have explored our space, some of which are more advanced than us.  We believe that many of these competitors’ products suffer from drawbacks of some kind or another, and that our product may be able to compete on the basis shown:

  Euromedic’s Free Oxygen Radical Monitor (FORM):  More expensive and requires trained personnel to use.
  Pharmanex’s Raman Spectroscope:  Expensive, complex in nature, making it impractical for individual use
  Mevitec: manufactures a product for metabolism analysis. It sells a metabolism screening system that non-invasively measures the redox potential on the palm. However, current unit cost exceeds $20,000.
  VicMedic: Systems produces a device for the screening of such metrics as Muscle-to-Fat Ratios etc.  The product is costly, and inaccurate.
  Tanita: manufactures a skin-analysis unit, but it is very limited in scope, testing only, moistness, sebum and fat levels.

Other competitors that have developed or explored technologies in this space include Cygnus, IBM, and others.

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Employees

We currently have two full-time employees situated in Germany, and two part-time employees one of which is in Germany and one of which is in the US.  None of these employees are covered by a collective bargaining agreement, and we believe our relationship with our employees is good. We also engage consultants on an as-needed basis to supplement existing staff.

Government Regulation

We are a research and development business and to date, have not commercialized or sold any products using our technologies in the US.  Therefore, the Company cannot be certain exactly which governmental regulations will ultimately be applicable to the final products.  However, certain of our products and manufacturing processes will be subject to regulation under various portions of the U.S. Federal Food, Drug and Cosmetic Act, if we consider expanding our applications for use in or as part of certain medical devices or diagnostic devices. The effects of this are that, among other things, our manufacturing facilities, when and if created, may be subject to delays on approval, and periodic inspection by the U.S. Food and Drug Administration, or FDA, other product-oriented federal agencies and various state and local authorities in the U.S. for compliance with the requirements of the FDA’s Quality System Regulation (formerly known as Good Manufacturing Practices), other federal, state and local regulations and other quality standards such as ISO 9001 or ISO 13485.

To the extent our products are used in medical devices or other regulated applications, our products may be subject to extensive medical, FDA or other government regulation, testing and pre-market approval or clearance processes.  Prior to application for approval or clearance, we may need to conduct clinical trials to test the safety and efficacy of our products or we may be required to identify predicate devices to which we can establish substantial equivalence.  In addition, we may be required to satisfy testing criterion or submit product applications in other countries where we intend to market our goods.  These processes may take an extensive period of time and would necessarily require significant capital outlays, which we have no commitments for at this time.  Finally, we will be restricted as to the kinds and types of advertising representations and claims that we make for certain applications.

We do not use and we anticipate that we will not utilize, manufacture or operate with substances deemed controlled under the Controlled Substances Act, administered by the Drug Enforcement Agency, or DEA, and therefore, no special procedures need be in place.

Because we do not actually do any material amount of testing, but rather, the manufacturing of devices that will be used as “tools”, we do not employ Centers for Disease Control/National Institutes of Health, Guidelines for Research Involving Recombinant DNA Molecules, Biosafety in Microbiological and Biomedical Laboratories, but, if and as our operations expand, may be required to do so in the future.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Reports filed with the SEC pursuant to the Exchange Act, including annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

The risks described below may materially impact your investment in our company and our business, financial condition and results of operations.  You should carefully consider these factors with respect to your investment in our securities.

FURTHER, ANY INVESTMENT IN OUR COMPANY WOULD BE EXTREMELY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURSUED UNLESS THE INVESTOR COULD AFFORD TO LOSE THEIR ENTIRE INVESTMENT. BEFORE INVESTING, PLEASE CAREFULLY REVIEW THIS FILING, ALL PAST PUBLIC FILINGS WHICH CAN BE FOUND AT  www.SEC.gov AND CONSULT A REGISTERED BROKER DEALER OR CONTACT THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) FOR MORE INFORMATION REGARDING LOCATING A QUALIFIED PARTY TO ASSIST IN MAKING AN INVESTMENT DECISION.

Risks Specifically Related to Our Company, Control by Management, Dilution and Technology

We may not be able to continue operations as a going concern and we need substantial additional capital.

Our independent auditors have expressed doubt about our ability to continue as a going concern.  We are, for all material purposes, currently a development-stage company only with limited intellectual property assets and no revenues.  We have no commitments for grants and grant funds cannot, generally, be used towards commercialization and manufacturing efforts.  Accordingly, we will be dependent on obtaining additional external sources of capital in order to fund operations or even continue as a going concern.

The current market environment makes capital raising a difficult task.  A future capital raise could involve a private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all.  A financing will result in dilution and or result in our obligation to make periodic interest or other debt service payments and may be subject to additional restrictive covenants.  If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations.  If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock, and our shareholders may suffer significant dilution as a result of such sale.

We will need to raise substantial additional capital in the future, and, if we are unable to secure adequate funds on terms acceptable to us, we may be unable to support our business requirements or build our business.  The terms of any capital raise may require that we issue shares to investors at below quoted market prices, which may result in further dilution.

We currently have no revenues and do not expect to have any revenues or cash flows until we have developed our intellectual patent portfolio and services business.   Our recent sale of $1,150,000 of preferred stock will not be sufficient to sustain us for more than 6 months.  We expect that we will need at least an additional$3,000,000 in capital over the next eighteen months to further develop and commercialize our technologies.  Our current cash, cash equivalents and available-for-sale securities, will be insufficient to meet our anticipated operating and capital requirements for at least the next year.  We will need to raise capital in order to complete our technology development activities.  We intend tocompensate consultants on a per diem or consulting type arrangements, to assist with IP development and patent or provisional patent filings on an as needed basis.  If we run out of capital we will have to curtail these efforts.  We may raise additional capital through a variety of sources, including the public equity market, private financings and debt.  If we raise additional capital through the issuance of equity or securities convertible into equity, our stockholders may experience dilution. Those securities may have rights, preferences or privileges senior to those of the holders of the common stock.  Additional financing may not be available to us on favorable terms, if at all. If we are unable to obtain financing, or to obtain it on acceptable terms, we may be unable to successfully support our business requirements or build our business.

We have a history of losses and may incur additional losses in the future.

We do not have income for the eleven month periods ended February 28, 2013 and February 29, 2012, respectively.  We have limited cash on hand and we are dependent on capital raising activities to fund our operations and R&D activities.  We expect to continue incurring significant legal, marketing and general and administrative expenses in connection with our operations. As a result, we anticipate that we may incur losses in the future.  No assurance can be made that we will be able to raise capital if and as needed and, our inability to do so can lead to the loss of our assets or inability to monetize our technologies.

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Our future success depends on our ability to expand our organization to match the growth of our subsidiaries.

We intend to hold most of our assets, and enter into licenses through, one or more operating subsidiaries and/or joint ventures.  As our operating subsidiaries grow, the administrative demands upon us and our operating subsidiaries will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results

Potential acquisitions may present risks, and we may be unable to achieve the financial or other goals intended at the time of any potential acquisition.

Our future growth depends, in part, on our ability to acquire and receive approval of our patented and patent pending technologies, patent portfolios, or companies holding such patented technologies and patent portfolios.  We will also need government approval for certain applications.  Accordingly, we intend to engage in acquisitions to expand our patent portfolios and we intend to continue to explore such acquisitions, including the potential significant acquisition of a third party with respect to which we have begun due diligence efforts. Such acquisitions are subject to numerous risks, including the following:

  our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;
  difficulty integrating the operations, technology and personnel of the acquired entity our inability to achieve the anticipated financial and other benefits of the specific acquisition;
  our inability to retain key personnel from the acquired company, if necessary;
  difficulty in maintaining controls, procedures and policies during the transition and integration process;
  diversion of our management's attention from other business concerns; and
  failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and patent portfolios, and other legal and financial contingencies.

If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

Our operating subsidiaries depend upon relationships with others to provide technology-based opportunities that can develop into profitable royalty-bearing licenses, and if they are unable to maintain and generate new relationships, then they may not be able to sustain existing levels of revenue or increase revenue.

While we do conduct research through our Joint Venture with Opsolution, these activities are limited and we do not currently invent or develop technologies on our own other than this.    To a great extent, therefore, we depend upon the identification and acquisition of new patents and inventions through our relationships with inventors, universities, research institutions, technology companies and others.  If we are unable to maintain those relationships and continue to grow new relationships, then they may not be able to identify new technology-based opportunities for sustainable revenue and growth.

Our current or future relationships may not provide the volume or quality of technologies necessary to sustain our business.  In some cases, universities and other technology sources may compete against us as they seek to develop and commercialize technologies.    These and other strategies may reduce the number of technology sources and potential clients to whom we can market our services.  If we are unable to maintain current relationships and sources of technology or to secure new relationships and sources of technology, such inability may have a material adverse effect on our operating results and financial condition.

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We rely on representations, warranties and opinions made by third parties that, if determined to be false or inaccurate, may expose us and our operating subsidiaries to certain material liabilities.

From time to time, we may rely upon representations and warranties made by third parties from whom our operating subsidiaries acquired patents or the exclusive rights to license and enforce patents. We also may rely upon the opinions of purported experts.  In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such representations, warranties, and opinions are made. By relying on these representations, warranties and opinions, our operating subsidiaries may be exposed to liabilities in connection with the licensing and enforcement of certain patents and patent rights which could have a material adverse effect on our operating results and financial condition.

In connection with patent enforcement actions conducted by our subsidiary, a court may rule that we or our subsidiaries have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us and our operating subsidiaries to certain material liabilities.

To the extent that we become involved in patent enforcement actions in the future, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions.  In such event, a court may issue monetary sanctions against us or our operating subsidiaries or award attorney's fees and/or expenses to a defendant(s), which could be material, and if we or our operating subsidiaries are required to pay such monetary sanctions, attorneys' fees and/or expenses, such payment could materially harm our operating results and our financial position.

Mr. Hardy Hoheisel and Dr. Wolfgang Köcher, together, hold approximately 60% of our issued and outstanding common stock  and, as such, have the ability to exert significant control in matters requiring stockholder vote and could delay, deter or prevent a change in control of our company.

Messers. Hoheisel and Köcher each have the ability to control our company and its policy making. We also have a very limited shareholder base.  Since our stock ownership and preferred stock ownership is concentrated among a limited number of holders, those holders have significant influence over all actions requiring stockholder approval, including the election of our board of directors.  Through their concentration of voting power, they could delay, cause, deter or prevent a change in control of our company or other business combinations that might otherwise be beneficial to our other stockholders.  They may do so without notice to or consent of management or any other stockholder.  In deciding how to vote on such matters, they may be influenced by interests that conflict with other stockholders.  Accordingly, investors should not invest in our securities without being willing to entrust our company’s business decisions to such persons.

Conflicts of interest between the stockholders and our company or our directors and control persons could arise because we do not comply with the listing standards of any exchange with regard to director independence.

There are a variety of conflicts of interests and related party transactions with Mr. Hoheisel and Dr. Wolfgang Köcher which control our company and which control the vast majority of our shares and our board.  These persons have no fiduciary or other obligations to minority or other stockholders.  We are not listed on a stock exchange and our Board of Directors does not comply with the independence and committee requirements which would be imposed upon us if we were listed on an exchange.  In the absence of a majority of independent directors, our directors could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between the stockholders and our company or our directors.

Our Series A Preferred Stock converts into 8,625,000 shares of common stock or, approximately 12.6% of the Company.  These Series A Preferred Stock have strict anti dilution provisions that could result in their conversion into an even greater number of shares.  In addition, we may sell additional shares of Series A Preferred Stock or other convertible debt or securities which will cause substantial dilution.

The bylaws and our Articles allow the board to issue 100,000,000 shares of common stock without stockholder approval. The board is also authorized to designate and issue, in its sole and absolute discretion 10,000,000 shares of “blank check” preferred stock in one or more classes or series, which may be issued with rights, terms, privileges and preferences as the board, in its sole discretion, may approve.  The Board has already designated and authorized for issuance 2,000,000 shares of Series A Preferred Stock.  Currently, the board is authorized to issue a total of 2,000,000 shares of Series A Preferred Stock which is convertible into 15,000,000 common shares, par value $0.001 per share or 20% of the Company, of which 1,150,000 Series A Preferred Stock (convertible into 9,375,000 shares) or approximately 13.6% of the Company have been issued.

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We are a development-stage company and have not generated any operating revenues we may never achieve profitability, and we have yet to commercialize any of our technology.

We have no revenues, and our technologies have not been commercialized.  We also do not have any material revenues or significant assets from our prior business.  With our newly acquired patents and related assets, our technologies are still in development stage.  We have not yet and may never fully develop the technology to allow for commercial applications. We cannot assure you that we will generate revenues or that we can achieve or sustain profitability in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether our technology development can be completed, and if we can achieve market acceptance for the targeted applications.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We have a history of net losses, we expect to continue to incur net losses in the foreseeable future, and may never achieve profitability.

Our losses have resulted principally from administrative expenses associated with our operations.  Having only just acquired our IP assets, we have not had any IP related revenues and do not anticipate commercial product sales for the next several years.  We expect our losses to continue for the foreseeable future and to depend on capital raises to survive.  We cannot assure you that we will develop our technologies, or, if even if successfully developed, that resulting applications will be commercially viable. We expect to incur substantial additional operating losses as a result of increases in expenses related to technology and product development, manufacturing and selling, general and administrative costs. In addition, we incur substantial expenses to comply with our obligations as a public company. We may need additional funding for our operations and we cannot assure you that it will be available on commercially reasonable terms, if at all. Our ability to achieve profitability, if ever,  will depend upon many factors, including our ability to:

•         further develop our technology to enable the development of products utilizing the technology,

•         convince customers of the benefits of our technology for their end-use applications;

•         enforce our intellectual property rights against others;

•         successfully defend any allegations of infringing and avoid infringing the intellectual property rights of others;

•         comply with government and environmental regulations;

•         address any legal restrictions due to ethical concerns or export regulations; and

•         hire, train and retain qualified personnel.

We are developing new technology for commercial end-use and, as a result, we may not be able to successfully develop our technology for commercial end-use applications.

Our inventions are new and unproven in commercial end-use applications and we are still in the early stages of determining the feasibility of using our technology to develop and integrate our products for end-use applications.  To the extent we endeavor to develop prototypes or end use products they require significant and lengthy product development efforts. To date, we do not intend and have not developed any commercially available products. To the extent we venture into the product development process, we may experience technological issues that we may be unable to overcome. If we are not able to successfully develop the technology, associated manufacturing processes, and viable products for commercial partners’ end-use applications, then we will be unable to generate product revenue or build a sustainable or profitable business from those efforts.

We may need to achieve commercial acceptance of our technology and meet commercial specifications from commercial partners for our inventions to obtain product revenue and achieve profitability.

Even if our products are technologically feasible, we may not successfully develop commercially viable products according to our development schedule, if at all. It will be at least several years before our first products are commercially available, and, during this period, superior competitive technologies may be introduced or customer needs may change resulting in our products being unsuitable for commercialization. Our revenue growth and achievement of profitability may depend substantially on our ability to introduce new products into the marketplace that are widely accepted by customers. If we are unable to cost effectively achieve commercial acceptance of our products, our business will be materially and adversely affected.

15

We are dependent on a few key personnel.  We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business.

Our success is highly dependent on the continued services of our employees, consultants and advisors for the advancement of our business and technology, includingHardy Hoheisel, our Chief Executive Officer and Dr. Wolfgang Köcher, our Chief Technical Officer.  The loss of the services of any of our key employees, consultant or advisors would have a material adverse effect on our development plans and prospective operations. Our company currently has limited personnel.  Going forward, our success will depend upon, among other factors, our ability to attract, retain and motivate qualified research and development, engineering and operating personnel, generally and during periods of rapid growth, especially in those areas of our businesses focused on new products and advanced manufacturing processes. There can be no assurance that we will be able to attract and retain key employees on acceptable terms to operate our business successfully.  The Company does not have any key person life insurance on the lives of any of its executive management.

Even if we venture to develop commercially acceptable products, we cannot determine whether we can manufacture our products in a cost effective manner or achieve profitability.

Even if our technology and products gain commercial acceptance, we may not be able to manufacture our products, or have them manufactured, at a cost that enables us to be competitive for our commercial partners’ end use and allows us to become and remain profitable. We do not know if we will be able to use commercially available equipment to manufacture.  Further development and expense for unique or modified equipment might be required.  We do not know the requirements for the equipment necessary for commercial production of our products.  The design and success for any unique or modified equipment may not be technically feasible.  In addition, these unique or modified requirements might not be acceptable to potential commercial partners in terms of cost or acceptable manufacturing and production specifications.

We are dependent to a great extent on the services of Opsolution GmbH, as well as our scientific consultants, contractors and strategic advisors for all of our development activities and our business could be harmed if we were unable to utilize their services.

We depend on the services of consultants and advisors to assist us with technical and business activities, and for our patent application and prosecution efforts.  These individuals are not our employees, may be employed by others, and we do not have access to all of their time or work product.  We may have difficulty obtaining the amount of time and attention from these strategic advisors that we need. In addition, we do not have any assurance that these strategic advisors will continue to provide services to us or, if not, that they will not provide services to our competitors.  If we were unable to utilize the services of these individuals, our development efforts or our relationships with new or existing partners may be harmed.

We currently do not have insurance coverage for any claims against us.

We face the risk of loss resulting from product liability, securities, fiduciary liability, intellectual property, antitrust, contractual, warranty, environmental, fraud and other lawsuits, whether or not such claims are valid.  In addition, we do not have product liability, fiduciary, directors and officers, property, natural catastrophe and comprehensive general liability insurance.  To the extent we secure insurance it may not be adequate to cover such claims or may not be available to the extent we expect. If we are able to secure insurance our costs could be volatile and, at any time, can increase given changes in market supply and demand. We may not be able to obtain adequate insurance coverage in the future at acceptable costs.  A successful claim that exceeds or is not covered by our policies could require us to pay substantial sums.

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Risks Related to Competition and our Industry

Because or technologies are applicable to multiple large markets and multiple end-use applications, we will likely face competition from companies in multiple industries, as well as from the internal efforts of our potential commercial partners and, if we fail to compete effectively, our business could suffer.

All of our technologies are being introduced for uses that may be deployed in large business or industrial segments.  Many of these technologies have similar competing technologies that have already obtained any necessary government approvals, are already established and recognized and are in use, or are being developed by companies with far more resources, market penetration, and capital than our own.  Many of our competitors, as well as potential future academic and commercial partners, may have access to substantially greater financial, technical, operational, intellectual property, legal and other resources than we do, which may enable them to react more effectively to new market opportunities.   Currently, we have no internal marketing, sales, or manufacturing infrastructure in place, and our R&D is limited to our inventor network and consultants that we retain from time to time for specific purposes.    Many of our competitors and potential future partners have greater name recognition and market presence than we do, which may allow them to market themselves more effectively to new customers and prevent us from achieving commercial progress.  If we do not compete successfully, our ability to develop and sell our products could be harmed and our business could suffer.

Government regulations and public perception may limit or discourage the use of nanotechnology, which could reduce our revenue and harm our business.

Based on Farbry-Pérot Filter Spectrometer on chips had been realized from different groups e.g. University of Delft. Although they do not apply Nanoimprint the size of their spectroscopic unit are similar to biozooms technology. To set up biozooms technology it is possible that additional measures with additional cost are necessary when applying Nanoimprint for the serial production of a NanoSpectrometer. High investments in related facilities can reduce the interest of partners to cooperate in serial production and can restrict the application of the technology. For some application it could also be possible that environmental conditions or special technical requirements impede the application of the technology and restrict the market penetration of NanoSpectrometers.

Risks Related to Our Intellectual Property

Our inability to adequately protect and maintain our intellectual property worldwide could harm our business.

Our ability to achieve commercial success will depend in part on obtaining, maintaining and defending our intellectual property as well as successfully defending our intellectual property against any third party challenges and prosecuting against infringements of our intellectual property rights.   This will require us to pay the license and other commercialization costs as well as defend against use or initiate claims against third parties.   If we are unable to obtain and maintain patent and trade secret protection for our technology and products, our business could be harmed. In addition, we will only be able to protect our technology and enabled products from unauthorized use by third parties where we obtain and maintain valid and enforceable patents or trade secrets.

We cannot be certain of the final issued patents or claims to technologies if we have licensed them or for future patent applications, their holders’ ability to protect our intellectual property rights, or the degree to which they will provide us competitive advantage.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently have various pending as well as various approved patent applications on file in various jurisdictions, and are developing others and, we may need to pursue additional protections for our intellectual property as we develop new products and enhance existing technologies.  We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

Our patents or provisional patents are currently pending and have not been issued by the respective domestic and international patent offices and regulators.  We cannot predict the claims or breadth of claims that may be allowed or enforced in our future patent applications or in our licensed patents.  The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep a competitive advantage. For example:

•         we, or our licensors, might not have been the first to make the inventions covered by each of our pending patent applications or any future issued patents;

•         our patent applications, or those we have licensed, might not have been the first to be filed for the inventions;

•         pending patent applications that we file or license may not result in issued patents;

•         pending patents that we have licensed or may file may not provide a basis for commercially viable products, and may not provide us with any competitive advantages;

•         patent applications or patents that we have filed or licensed might fail to issue or the patents deemed invalid, or may be challenged and invalidated by third parties;

•         we may not develop additional proprietary technology that is patentable; or

•         the patents of others may have an adverse effect on our business.

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We also rely on trade secrets to protect our technology and cannot be certain they will remain secret and provide protection or advantage to our efforts.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, such as confidentiality agreements and non-competition agreements, our employees, consultants, contractors, partners and other advisors may unintentionally or willfully disclose our information to competitors or use them for their own benefits.  Moreover, not all consultants or service providers or other persons that may have access to our information from time to time, will necessarily be covered by confidentiality agreements.  Enforcing claims that a third party illegally obtained, disclosed or is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know how that may be equivalent or preferential to our trade secret practices.

We may become involved in litigation or other proceedings to defend against claims of infringement of intellectual property rights of others and the outcome could have a material adverse impact on our business.  We are also required to share in prosecution and defense of our intellectual property partners, which could result in a material liability.

While we are not currently involved in any legal proceedings related to intellectual property, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere are costly, time consuming to pursue and could result in the use of our limited financial, legal, and managerial resources. An adverse ruling, including an adverse decision as to the infringement of any third party intellectual property rights or the enforceability or validity of our intellectual property rights could subject us to significant damages or prevent us from using the intellectual property or selling our products. Even if we prevail, we could incur substantial costs and our intended business plans may be diverted or postponed.

In order to protect or enforce our patent rights, we, or certain of our IP co-developers, may initiate costly patent litigation against third parties which will require financial and legal resources that could jeopardize our business.  The outcome of said causes would be uncertain.

We, or our co-developers,  may initiate patent litigation against third parties, such as infringement suits or interference proceedings, in order to protect or enforce our patent rights.  We would be required to contrinuted to costs of defense or prosecution of our co-developers as well, and may not have a say as to the benefit of such a suit.  This litigation may be necessary to:

•         assert claims of infringement;

•         enforce our patents;

•         protect our trade secrets or know-how; or

•         determine the enforceability, scope and validity of the proprietary rights of others.

The result of any such litigation would be uncertain.

Any lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation also puts our patents, if any, at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third parties to assert claims against us.  Changes in laws concerning intellectual property would affect our ability to protect our intellectual property, if any.

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Risks Relating to Our Common Stock and Dilution

Our Common Stock is highly illiquid and we are not yet trading through the DTC system.  A liquid market may not ever develop, which could prevent you from liquidating your investment.

We have very few shareholders and almost no trading volume.  In addition, there are fewer and fewer broker dealers willing to make markets in bulletin board securities, especially startups or, to even accept securities such as ours for deposit.  There is only a limited public market for the Company’s common stock, and no assurance can be given that a market will continue or that a stockholder ever will be able to liquidate his investment without considerable delay, if at all.  In addition, most of our stock is owned by a few people, including MB Management which is an affiliate of certain control persons of the Company.  If a market should continue, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of our common stock. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in our common stock. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our common stock as collateral for any loans.

Even with a more developed market, it could become difficult to deposit and liquidate our securities.

There are fewer and fewer broker dealers willing to accept for deposit, hold and sell securities of bulletin board companies, especially those such as ours with limited operating history and infrastructure and limited trading.  Accordingly, even if some liquidity develops, you may have difficulty liquidating your securities.

Hardy Hoheisel and Dr. Wolfgang Köcher are our largest shareholders and control persons with 60% ownership control of our issued and outstanding common stock, and the sale of these share will have a material adverse affect on share price and liquidity.

Messers. Hoheisel and Köcher beneficially own 60% of our common stock.  There is no lock-up provision on these shares other than resale restrictions under the Securities Act. These persons therefore, have the ability, to exert control over our management decisions and, will have the ability to sell large volumes of stock over the course of the next few years.

Our need for additional financing and the conversion of our existing convertible notes and warrants will result in immediate and substantial dilution to your investment and may adversely affect the market price of our common stock.

Additional funding will be required in order for our company to survive as a going concern, to finance growth, and to achieve our strategic objectives. Management is actively pursuing additional sources of funding. If we do not raise sufficient funds in the future, we may not be able to fund expansion, take advantage of future opportunities, meet our existing debt obligations or respond to unanticipated requirements. Financing transactions in the future may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

The amount and timing of our future capital requirements will depend upon many factors, including the level of funding received from possible future private placements of our common stock and the level of funding obtained through other financing sources, and the timing of such funding.  We intend to retain any future earnings to retire any existing debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.

Sales of a substantial number of shares of our common stock in the public market could dilute your existing investment, depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Holders of our common stock, hold a substantial number of shares which they may be able to sell in the public market in the near future. If our existing stockholders convert, or sell, or are perceived to be prepared to sell, a substantial number of shares of our common stock in the public market, the market price of our common stock could fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional shares of stock.

There is limited historical information available for investors to evaluate our performance or a potential investment in our shares.

There is limited historical information available to help prospective investors evaluate our performance or an investment in our shares, and our historical financial statements are not necessarily a meaningful guide for evaluating our future performance because we have not begun to develop and market our technology and related products.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions by the SEC.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404a of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we will be exempt from the auditor attestation requirements concerning our report on the effectiveness of our internal controls over financial reporting so long as we are a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective, and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we are not able to meet the requirements of Section 404a in a timely manneror with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC.

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We were once a shell and as such, our failure to file reports could result in illiquidity of our shares.  Our shareholders may face significant restrictions on their stock from both regulators and the securities industry.

Our stock differs from many stocks in that it is a “penny stock.” We were also once a shell company and Rule 144 resale rules for which mandate that we remain current with our reports in order for restricted share owners to be eligible to resell.  Penny stocks are subject to significant regulation that limits their liquidity.  In addition, broker dealers have increasingly been unwilling to make markets in penny stocks or to accept the same for deposit.   The Commission has adopted a number of rules to regulate “penny stocks” including, but not limited to, those rules from the Securities Act as follows:

•         3a51-1 which defines penny stock as, generally speaking, those securities which are not listed on either NASDAQ or a national securities exchange and are priced under $5, excluding securities of issuers that have net tangible assets greater than $2 million if they have been in operation at least three years, greater than $5 million if in operation less than three years, or average revenue of at least $6 million for the last three years;

•         15g-1 which outlines transactions by broker/dealers which are exempt from 15g-2 through 15g-6 as those whose commissions from traders are lower than 5% total commissions;

•         15g-2 which details that brokers must disclose risks of penny stock on Schedule 15G;

•         15g-3 which details that broker/dealers must disclose quotes and other information relating to the penny stock market;

•         15g-4 which explains that compensation of broker/dealers must be disclosed;

•         15g-5 which explains that compensation of persons associated in connection with penny stock sales must be disclosed;

•         15g-6 which outlines that broker/dealers must send out monthly account statements; and

•         15g-9 which defines sales practice requirements.

Since our securities constitute a “penny stock” within the meaning of the rules, the rules would apply to us and our securities. Because these rules provide regulatory burdens upon broker-dealers, they may affect the ability of shareholders to sell their securities in any market that may develop; the rules themselves may limit the market for penny stocks. Additionally, the market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. Shareholders should be aware that, according to Commission Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse. These patterns include:

•         control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•         excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•         the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market for our stock is very limited and our stock price may become volatile.

The market for our common stock has been limited due to low trading volume and the small number of brokerage firms acting as market makers. Because of the limitations of our market and volatility of the market price of our stock, investors may face difficulties in selling shares at attractive prices when they want to. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

In addition, there will be few objective metrics by which our business progress will be measured which may also cause the market price of our common stock to fluctuate significantly. We do not expect to generate substantial revenue from the sale of our bio feedback system for several years, if at all. In the absence of product revenue as a measure of our operating performance, we anticipate that investors and market analysts will assess our performance by considering factors such as:

•         our ability to enter into or technology development, commercialization, and other agreements with new and existing partners;

•         announcements regarding the status of any or all of our collaborations or technology applications;

•         general and industry specific economic conditions, which may affect our and potential partners’ development expenditures and commercialization resources;

•         the success or failure of our competitors’ efforts to develop competitive technologies;

•         announcements regarding developments in the optical field in general;

•         the issuance of competitive patents or disallowance or loss of our patent rights; and

•         announcements regarding government funding and initiatives related to the development of our technology.

We will not have control over many of these factors but expect that our stock price may be influenced by them. As a result, our stock price may be volatile and you may lose all or part of your investment.

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We do not anticipate paying any cash dividends, which could reduce the value of your stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We may be the subject of securities class action litigation and/or regulatory trading halts due to future stock price volatility.

In the past, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention to our business plan.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  Pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of this Form 8-K to avail themselves of Rule 144 unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Because we were once a “Shell Company,” if we ever become delinquent with the filing of our reports, Rule 144 will no longer be available until and unless we become current.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company, and that it has filed all relevant periodic reports that it is required to file.  If we fall delinquent with our SEC reports, any holders of restricted securities will no longer be able to sell until, if ever, the company becomes current. No assurance can be made that the Company will be able to remain current with its reports given the costs of an international audit and difficulty in raising capital.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited consolidated financial statements of Entertainment Art, Inc. for its periods ended February 28, 2013 and February 29, 2012,  The consolidated financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Entertainment Art, Inc. contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent Entertainment Art, Inc.’s financial condition and operations; however, they are not indicative of our future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties.  Actual results may differ materially from those discussed in these forward-looking statements due to a number of factors, including those set forth in the section entitled “Risk Factors” and elsewhere herein.

Overview & Corporate Background

Entertainment Art, Inc., our parent company, was incorporated on June 15, 2007 in the State of Nevada.  We were initially focused on the business of designing, marketing and selling leather and other products.

As of immediately prior to the Acquisition, we were deemed a “blank check” shell.

Opsolution Asset Acquisition

As of February 28, 2013, Biozoom entered into an Asset Purchase Agreement with (i) each of the Opsolution Sellers and (ii) the shareholders of each of the Opsolution Sellers, pursuant to which we acquired all tangible and non-tangible assets of the Opsolution Sellers in exchange for the issuance of shares of common stock of Entertainment Art, Inc. to the shareholders of the Opsolution Sellers and $50,000 cash.  As a result of the Acquisition, the Opsolution Sellers’ shareholders became 66.3% holders of Entertainment Art, Inc.  The closing of the Acquisition under the Asset Purchase Agreement  was effective as of February 28, 2013.

Upon completing the Acquisition on February 28, 2013, we ceased being considered a “shell” company and are now in the business of researching, developing and licensing technologies relating to the mobile remote collection of biomedical data as well as bi-lateral diagnostic communication.  Specifically, we have produced, and have already began clinical trials utilizing, a handheld device that utilizes spectroscopy, the interaction between cells and radiated energy, to measure concentrations of substances in the medical and chemical industry.

See the “DESCRIPTION OF BUSINESS” section of this Report for further information regarding our business and corporate background.

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Results of Operations

Eleven Months Ended February 28, 2013 Compared to Eleven Months Ended February 29, 2012

The following table sets forth, for the periods indicated, data derived from our statements of operations:

	For the Eleven Months Ended
	February 28, 2013	February 29, 2012	Change

Revenues	$-	$-	$-

Operating expenses:
Consulting fees	234	-	234
Professional fees	15,863	18,188	(2,325)
Research and development	100,000	-	100,000

Other selling, general and administrative	7,480	5,693	1,787
Total operating expenses	123,577	23,881	99,696

Loss from operations

Other income (expense):
Extinguishment of debt	88,533	32,249	56,284
Interest expense	(1,361)	(3,833)	2,522
Total other (income) expense	87,172	28,366	58,806

Net income (loss)	$(36,405)	4,485	(40,890)

Revenues

We recorded no commercial revenues for the eleven months ended February 28, 2013 and February 29, 2012.

General and Administrative Expenses

Consulting, professional and other selling, general and administrative expenses increased for the eleven months ended February 28, 2013 over the eleven months ended February 29, 2012 due to increased accounting and consulting fees. Research and development increased $100,000 for the eleven months ended February 28, 2013 over the eleven months ended February 29, 2012 due to our joint venture agreement with Opsolution GmbH. Other income (expense) increased due to extinguishment of debt of notes payable.

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The following tables set forth key components of our balance sheet as of February 28, 2013 and March 31, 2012.

	2013	2012	Change

Current Assets	-	2,944	(2,944)
Property and equipment	21,863	-	21,863
Investments	28,137	-	28,137
Intangibles	205,196	-	205,196
Total Assets	255,196	2,944	252,252
Current Liabilites	171,492	88,031	83,461
Total Liabilites	171,492	88,031	83,461
Stockholders Equity (Defecit)	83,704	(85,087)	168,791
Total Liabilites and Defecit	255,196	2,944	252,252

As of February 28, 2013, current assets decreased $2,944 from February 29, 2012 due to a decrease in cash.  Non-current assets increased due to the increase of property and equipment of $21,863, increase in investments of 28,137 and an increase in intangibles of $205,196 as a result of the purchase of the Opsolution Entities. As of February 28, 2013, current liabilities increased by $83,461 from February 29, 2012 due to an increase of $116,667 in related party payables and an increase of $33,333 in other payables. These increases relate to the asset purchase of the Opsolution Entities. These increases were partially offset by a decrease in loan payables to related parties of $6,500 and decrease in notes payable of 63,400 due to forgiveness of debt.

Liquidity and Capital Resources

We have financed our operations primarily through sales of the Company’s common stock and the issuance of Convertible Promissory Notes.

The following tables sets forth selected cash flow information for the periods indicated:

	For the Eleven Months Ended
	February 28, 2013	February 29, 2012

Cash used in operating activities	$(11,494)	(35,103)
Cash provided by financing activities	8,500	35,400

Net increase (decrease) in cash	$(2,944)	297

Series A Preferred Stock Financing

To facilitate the joint venture and our operations after the Acquisition, we have entered into a Series A Preferred Stock Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), pursuant to which we sold 1,150,000 shares of our newly designated 7% Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”) at a purchase price of $1.00 per share, or $1,150,000 total.  The Preferred Stock Purchase Agreement provides for the sale to one or more purchasers of up to an additional $850,000 in two tranches, presuming that certain conditions are met as follows:

•         $425,000 (425,000 shares of Series A Preferred Stock) only upon the bona-fide sale by the Company or its subsidiaries, or manufacturing of finished goods of an amount greater than $500,000US to a third party purchaser, and

•         (b) $425,000 (425,000 of Series A Preferred Stock) upon rollout of a robust retail web portal that can support the general public and a minimum of 200 retail customers for use for development or acquisition of additional intellectual property, prototype development.

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While the Company has closed upon the first $1,150,000, no assurance can be made that we will meet all the conditions to close upon the remaining financing amount, or, that even if we do meet said conditions, that the purchasers will be able to invest at such times.

The salient terms of the Series A Preferred Stock, as set forth in the Company’s Certificate of Designation, provide for:

•         a 7% preferred dividend, to be payable quarterly, at the rate per annum of $0.07 per share (i.e. $0.0175 per quarter), and, to continue to accrue to the extent not paid;

•         a liquidation preference of 1.25% of the purchase price for the Series A Preferred Stock outstanding, plus accrued and unpaid dividends,

•         the ability of the Series A Preferred Stock holders to elect a director designee to the Company, which director may only be removed or replaced by the majority of the Series A Preferred Stock,

•         the right to veto certain major corporate actions, as are customary with preferred stock offerings,

•         the right to vote on a one to one basis with common stock holders on all matters, as well as to vote separately as a class on all matters that adversely affect such Series A Preferred Stock holders as well as certain other matters.

In addition, each share of Series A Preferred Stock is convertible into 7.5 shares of our common stock (i.e. a conversion price of $0.133333 per share), subject to adjustments for stock split or certain corporate events or dilutive issuances.  Initially, the 1,250,000 shares are convertible, therefore, into 8,625,000 shares of our Common Stock, or, approximately 12% of the Company.  In the event that we sell all 2,000,000 shares of Series A Preferred Stock, which is convertible into, initially, 15,000,000 shares of our Common Stock, or, approximately 20% of our company as of the date hereof, subject to adjustment for stock splits, dividends etc.

The foregoing description of the Series A Preferred Stock and the Preferred Stock Purchase Agreement are qualified in their entirety by reference to the provisions of the actual Series A Preferred Stock Purchase Agreement, filed as Exhibit 10.7 to this Report, and the Certificate of Designations, to the Articles of Incorporation of the Company, filed as Exhibit 3.1 to this Report, both of which are incorporated by reference herein.

Recent Debt and Equity Offerings

On August 7, 2009 and October 31, 2009, we issued promissory notes for $16,000 and $9,000, respectively, to a third party memorializing the debts. The promissory notes are payable on demand and bear interest at 9% per annum. In addition, on April 19, 2010 and July 20, 2010, we issued promissory notes for $5,500 and $10,000, respectively, to such third party. The notes are payable on demand and bear interest at 9% per annum.  On August 3, 2011, we issued a promissory note for $5,000 to a third party, which bears interest at 5% per annum.  On October 10, 2011, we issued a promissory note for $15,400 to the same third party and on March 30, 2012, we issued a promissory note for $5,000 to the same party, both bear interest at 5% per annum.  Most recently, the Company completed the first closing of its Series A Preferred Stock financing as indicated above and in Item 3.02 Unregistered Sales of Equity Securities” below.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our financial statements are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue, and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause an effect on our results of operations, financial position or liquidity for the periods presented in this report.

Property; Leases

We currently maintain our corporate offices at 5348 Vegas Drive, # 239, Las Vegas, Nevada 89108.  Our telephone number is 408-605-1572. Our offices are provided by an entity owned by our former Chief Executive Officer and a director, at no cost to us. We believe that our current office space is adequate for the foreseeable future.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of February 28, 2013 (immediately after the Acquisition) held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.  As of such date, we have exactly 59,730,000 shares of common stock outstanding held of record by 28 shareholders.

Beneficial ownership for purposes of the below chart is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held.  Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date hereof, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages below presumes 59,730,000 shares issued and outstanding, but does not consider shares issuable upon conversion or exercise of outstanding Series A Preferred Stock or dilution that would be caused upon conversion thereof.  Unless otherwise indicated, the principal address of each of the persons below is c/o Entertainment Art, Inc., 5348 Vegas Drive, # 239, Las Vegas, Nevada 89108.

Executive Officers and Directors	Number of Shares of Common Stock and Preferred Stock Beneficially Owned	Percentage of Ownership(a)

Hardy Hoheisel(1)	17,635,800(2)	29.53%
Dr. Wolfgang Köcher(1)	17,635,800(3)	29.53%
Sarah Deutsch	600,000(4)	1.00%
Tefa Dexter	-0-	*
Jeff Lamson (Resigned February 2013)	-0-	*
All Directors and Officers as a Group (7 persons)	35,871,600	60.6%
All other 5% holders

___________

(1)        The address for Mr. Hardy Hoheisel, 34130 Kassel, Zum Berggarten 55b and Dr. Wolfgang Köcher, Steubenstraße 17, 34121 Kassel, Germany, respectively.

(2)        Includes shares held by HHBV GmbH, an entity owned and controlled by Mr. Hoheisel, which shares were acquired in connection with the sale of assets and entry into the Asset Purchase Agreement on February 28, 2013.

(3)        Includes shares held by K-investments GmbH, an entity owned and controlled by Dr. Köcher, which shares were acquired in connection with the sale of assets and entry into the Asset Purchase Agreement on February 28, 2013.

(4)        As part of a restructuring in order to facilitate the Acquisition of the Opsolution Entities, Ms. Deutsch returned 39,000,000 shares for cancelation to the Company in February of 2013.  As a result, Ms. Deutsch’s remaining holdings include only 600,000 shares held through Le Mond Capital Ltd.

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DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the closing of the Opsolution Acquisition:

Name and Business Address	Age	Position
Hardy Hoheisel	52	Director, Chief Executive Officer and Principal Executive Officer
Dr. Wolfgang Köcher	62	Director, Chief Technology Officer

Sarah Deutsch	32	Director; (Former Chief Financial Officer, Treasurer and Principal Financial Officer)
Tefa Dexter	32	Secretary

Jeff Lamson	48	(Resigned October 19, 2012) President, Chief Executive Officer and Director, Treasurer, Chief Financial Officer and Secretary

Hardy Hoheisel was appointed as a director and as the Company’s and Biozoom’s Chief Executive Officer and Principal Executive Officer effective as of the closing of the Acquisition on February 28, 2013.  From 2005 to February of 2013, he was the Chief Executive officer and a co-founder with Dr. Wolfgang Köcher of the various Opsolution Entities, the first of which was Opsolution GmbH, followed by Opsolution Systems GmbH, and Opsolution Nanophotonics GmbH as a joint venture with Vodafone.  Prior to such time, and from 2004 to 2009, he worked as a member of the supervisory board for Biozoom Services GmbH, a Vodafone company, some of the assets of which remained with the Opsolution entities.     After completing the commercial training, he studied business management, economics and law. While still a student at University of Kassel, he started his first company for sports marketing. He produced and developed bikes, snow boards and other sports equipment in Europe, US and China.  Mr. Hoheisel graduated from 1992 from University of Kassel with a degree in business management and economics.

Dr. Wolfgang Köcher was appointed as a director and as the Company’s and Biozoom’s Chief Technology officer as of the closing of the Acquisition on February 28, 2013.  From 2005 to February of 2013, he was the Chief Executive officer and a co-founder with Hardy Hoheisel of the Opsolution Entities: Opsolution GmbH , followed by Opsolution Spectroscopic Systems GmbH, and Opsolution NanoPhotonics GmbH in 2004.  His work for the Opsolution Entities’ technologies included applying reflection spectroscopy to the development and production of small handheld systems. Between 1990 and 1996, he studied at the University of Kassal, where he received his PhD, and was appointed as a Chief Engineer for System Design. Mr. Köcherwas particularly noted for his role in leadership of development projects for domestic combined heat- and power-based on Stirling engines, Stirling air condition systems and systems applying CO2 as a refrigerant, financed by German automotive companies.  Mr. Köcher developed a new method for guiding R&D according to customer benefits and preferences, which was first presented at the Miami Conference on Management of Technology, the Official Conference of the International Association for Management of Technology in 1996. Between 1994 and 1995, he was reviewer for DBU, one of Europe’s largest foundations for innovative and exemplary environmental projects, and for a period of 20 years, he was a consultant for a R&D institute, Aisin Seiki Ltd., which is a member of the Toyota group of companies.  Mr. Köcher received a master’s degree in engineering from the University of Kassel in 1976 and received his PhD from said university in 1986.

Sarah Deutsch is a director and assistant secretary of the Company only and was originally appointed as a director of the Company and as its President, CEO, Principal Executive Officer, Treasurer and CFO as well as Principal Accounting Officer since October 19, 2012.  As of immediately after the closing of the Acquisition and filing of this Report, she stepped down as CEO and Chief Financial Officer but remained on as a Director only.  From September  2011 to present Ms. Deutsch works as a manager at Magdalena's Party, a private company.  From December 2008 until September 2011, Ms. Deutsch was the National Director of Elitehealth LLC, a private company.  From November 2005 to August 2008 Ms. Deutsch worked as an Assistant Financial Advisor at CIBC Wood Gundy.

Tefa Dexter has been the Secretary of the Company since January 21, 2013.  From 2009 to present, Mr. Dexter has been a co-founder of The Santa Barbara Group LLC, a technology-driven company where he has been responsible for leading a team of developers providing B2B white label web and interactive mobile consumer loyalty sales.  He is principally responsible for developing unique web-based technology portals to international leaders in the action sports industry which include Billabong, Volcom and the Ultimate Fighting Championship. From 2005 to 2008 Mr. Dexter worked at Vintage American Clothing, an international garments distributor.  As Vice President of Brand & Product Management, he was responsible for managing international sales and driving the corporate growth strategy.  He accelerated the company’s international sales by acquiring leading brands and clients including Urban Outfitters, Quicksilver, Abercrombie & Fitch among others.

Jeff Lamson (Resigned October 2012) was the Company’s President, CEO and Principal Executive Officer, Treasurer, CFO and Principal Accounting Officer, as well as a director of the Company, through October 19, 2012, at which time he resigned from all positions with the Company.  From September 2009 to October 2011, Mr. Lamson was the controller of Sacramento Cooling Systems, Inc, a heating and air conditioning control systems provider.  From October 2007 to September 2009, Mr. Lamson was the Chief Financial Officer of Falcon Technologies, Inc., a telecommunications infrastructure contractor and service provider.  From May 2005 to October 2007, Mr. Lamson was the Chief Financial Officer of Davis Electric, Inc., an electrical construction company based in Sacramento.

Other Important Personnel

Dr. Juergen Lademann; Head of Department of Skin Physiology -Charité Berlin Germany

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Other Information on Directors and Officers

There are no familial relationships among any of our directors or officers. None of our directors or officers is a director in any other U.S. reporting companies. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Each of the directors are entitled to indemnification from the Company for any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought against, by or in the right of the Company or any of its subsidiaries, or otherwise. Pursuant to the terms of the indemnification agreements, each director is entitled to all fees and expenses in connection with any such action or proceeding. We do not have to pay all their fees and expenses if it relates to a cause of action in which a final non-appealable judgment or other final adjudication adverse to the director has established: (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty, or he gained any financial profit or other advantage to which he was not legally entitled; (ii) that the director in fact made profits from the purchase or sale of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar provisions of any state; or (iii) that payment by the Company is not permitted by applicable law.

Corporate Governance

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Committees of the Board of Directors

Audit Committee / Compensation Committee

The Company does not have a Compensation Committee or Audit Committee at this time.  The Company is not listed on a national securities exchange or NASDAQ market and therefore, no compensation or audit committees are required.  Nonetheless, the Company does intend on establishing such committees.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

  had been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Code of Ethics

The Company has not formally adopted a code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended March 31, 2012 and December 31, 2011 by our Chief Executive Officer and the two next most highly compensated executive officers.

principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Hardy Hoheisel (1)	2013	0	0	0	0	0	0	0		0

Wolfgang Köcher (1)	2013	0	0	0	0	0	0	0		0

Sarah Deutsch	2013	0	0	0	0	0	0	0		0
	2012	0	0	0	0	0	0	0		0
Jeff Lamson(3)	2012	0	0	0	0	0	0	0		0
	2011	0	0	0	0	0	0	0		0

David Lubin(4)	2012	0	0	0	0	0	0	0		0
	2011	0	0	0	0	0	0	5,300	(5)	5,300

(1) Messers Hoheisel and Köcher were appointed in February of 2013 effective after the closing of the Acquisition of the Opsolution assets. Both parties have agreed to, and are negotiating, compensation arrangements with the Company.

(2) Ms. Deutsch was appointed in an executive capacity on October 19, 2012 and serves as a director and non executive officer only after February 28, 2013.

(3)  Mr. Lamson has been serving as our Director, President and Chief Executive Officer since October 11, 2011.

(4)  Mr. Lubin previously served as our Secretary and a Director since our inception on June 15, 2007 and our Treasurer and Chief Financial Officer until October 11, 2011.

(5) Represents fees paid to the law firm of David Lubin & Associates, PLLC.

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Director Compensation

We do not provide any directors with cash or stock compensation but we do reimburse directors for costs and out of pocket expenses in connection with attendance at meetings or other duties.

Outstanding Equity Awards at Fiscal Year-End Table

Since our incorporation on June 15, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Related Party Transactions

On June 16, 2007, we issued 13,200,000 shares of our common stock to Mr. Koegel, the former President and a director of the Company. These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Koegel was a former officer and director of the Company.

During the period from June 15, 2007 (inception) to March 31, 2008, our board of directors agreed to compensate Mr. Koegel in the amount of $5,000 in consideration for services rendered to the Company as a consultant.

On June 16, 2007, we issued 13,200,000 shares of our common stock to Mr. David Lubin, our Secretary and a director of the Company. These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Lubin is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On June 16, 2007, we issued 13,200,000 shares of our common stock to Mr. Ian Beiss, who was our treasurer and a director until May 2009. These shares were issued in exchange for $1,700. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Beiss was an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Kingswell Trading, an affiliate of Messrs. Koegel and Beiss, was paid an aggregate of $9,000 in consulting fees in consideration for services rendered as a consultant to the Company during the year ended March 31, 2008.

In 2007, we have retained the services of the law firm of David Lubin & Associates, PLLC, where Mr. Lubin is the sole member, in connection with the preparation of the Registration Statement relating the offering described in this prospectus. As of March 31, 2008, the Company owed the law firm of David Lubin & Associates, PLLC, a total of $10,000, of which the Company paid $5,000 on June 20, 2008. The Company also reimbursed the law firm of David Lubin & Associates, PLLC approximately $1,000 for the expenses associated with start up organizational activities. We owed $25,000 in legal fees as of March 31, 2009 to David Lubin & Associates, of which $22,500 were paid in May 2009.

During the year ended March 31, 2010, the Company paid $6,042 in legal fees to David Lubin & Associates, PLLC, a law firm founded by David Lubin, an officer and director of the Company.

During the year ended March 31, 2012, the Company extinguished debt in the amount of $32,249 which consisted of board fees due to Mr. Koegel and legal fees and interest to David Lubin & Associates, PLLC, a law firm founded by David Lubin who was a former director of the Company.

In May 2009, Messrs. Koegel, Beiss and Lubin sold their shares in the company to Medford Financial Ltd., a Belize corporation, for an aggregate of $120,000.

Our directors are entitled to indemnification pursuant to indemnification agreements dated as of March 1, 2012.

As of March 31, 2012, the Company owed $6,500 to Jeff Lamson, our principal executive officer and a director. Said principal sums accrue interest at the rate of 5% and are due and payable on demand.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Non-Competition Agreements

Our executive officers have signed non-competition agreements, which provide that all inventions become the immediate property of API and require invention assignments. The agreements provide that the executive officers will hold proprietary information in the strictest confidence and not use the confidential information for any purpose not expressly authorized by us.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. We are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on OTCBB, under the symbol “EERT.”  However, there is no active market for our Common Stock and trading has been extremely limited.

Holders

As of the Closing Date and after giving effect to the Acquisition, 59,730,000 shares of our common stock were issued and outstanding, which were held by 30 holders of record, with an additional 1,150,000 shares of Series A Preferred initially acquired by one (1) investor, and convertible into 8,625,000 additional shares of common stock.

Of the 59,730,000 shares of common stock issued and outstanding, 41,662,500 shares are restricted shares under the Securities Act.  None of these restricted shares are eligible for resale absent registration or an exemption from registration under the Securities Act.  As of the date hereof, the exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

Dividends

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future.  Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Our common stock is subject to the SEC’s penny stock rules which impose additional sales practice requirements on broker-dealers. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

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RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation, bylaws and Nevada law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

The total authorized shares of capital stock of Entertainment Art, Inc. currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to receive notice of and to attend all meetings of our stockholders, and to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  We have not paid any cash dividends on our Common Stock and do not plan to pay any such dividends in the foreseeable future. We currently intend to use all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series as may be determined by our Board of Directors.  We currently have authorized 2,000,000 shares of 7% Series A Preferred Stock, of which 1,250,000 shares are issued and outstanding.  Our Board may, in their sole and absolute discretion, establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

Series A Preferred Stock

Currently, we have 2,000,000 shares of Series A Preferred Stock authorized, of which $1,150,000 have been issued in February of 2013.  The salient terms of the Series A Preferred Stock, as set forth in the Company’s Certificate of Designation, provides for:

•         a 7% preferred dividend, to be payable quarterly, at the rate per annum of $0.07 per share (i.e. $0.0175 per quarter), and, to continue to accrue to the extent not paid;

•         a liquidation preference of 1.25% of the purchase price for the Series A Preferred Stock outstanding, plus accrued and unpaid dividends,

•         the ability of the Series A Preferred Stock holders to elect a director designee to the Company, which director may only be removed or replaced by the majority of the Series A Preferred Stock,

•         the right to veto certain major corporate actions, as are customary with preferred stock offerings,

•         the right to vote on a one to one basis with common stock holders on all matters, as well as to vote separately as a class on all matters that adversely affect such Series A Preferred Stock holders as well as certain other matters.

In addition, each share of Series A Preferred Stock are convertible into 7.5 shares of our common stock (i.e. a conversion price of $0.133333 per share), subject to adjustments for stock split or certain corporate events or dilutive issuances.  In the event that we sell all 2,000,000 shares of Series A Preferred Stock, which is convertible into, initially, 15,000,000 shares of our Common Stock, or, approximately 20.07% of our company as of the date hereof, subject to adjustment for stock splits, dividends, future issuances etc.

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Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination law would discourage parties interested in taking control of our company if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. The Company has elected to not be governed by the Nevada business combination provisions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except for liability of a director or officer for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) payment of dividends in violation of Section 78-300 of the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that we shall, to the maximum extent and in the manner specified in the NRS, indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of our company. We have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it shall be determined ultimately that the person is not entitled to indemnification.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

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Item    3.02  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

Series A Preferred Stock Financing

To facilitate the joint venture and our operations after the Acquisition, we have entered into a Series A Preferred Stock Securities Purchase Agreement (the “Preferred Stock Purchase Agreement”), pursuant to which we sold 1,250,000 shares of our newly designated 7% Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”) at a purchase price of $1.00 per share, or $1,250,000 total.  The Preferred Stock Purchase Agreement provides for the sale to one or more purchasers of up to an additional $850,000 in two tranches, presuming that certain conditions are met.  A more complete description of this offering is provided in the “Description of Business” section below and in Management Discussion and Analysis below, as follows:

•         $425,000 (425,000 shares of Series A Preferred Stock) only upon the bona-fide sale by the Company or its subsidiaries, or manufacturing of finished goods of an amount greater than $500,000US to a third party purchaser, and

•         $425,000 (425,000 of Series A Preferred Stock) upon rollout of a robust retail web portal that can support the general public and a minimum of 200 retail customers for use for development or acquisition of additional intellectual property, prototype development.

While the Company has closed upon the first $1,250,000, no assurance can be made that we will meet all the conditions to close upon the remaining financing amount, or, that even if we do meet said conditions, that the purchasers will be able to invest at such times.

The securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act.  The Series A Preferred are restricted securities, no general solicitation was made, and, the Preferred Stock Purchase Agreement was entered into with one (1) non-US persons, and the Company believes that said transaction was exempt from the registration requirements of the Securities Act pursuant to Regulation S and Section 4(2).  The Company has not paid any finders or broker fees in connection with the financing transaction, but reserves the right to pay up to 7% plus expenses for future rounds.

The salient terms of the Series A Preferred Stock, as set forth in the Company’s Certificate of Designation, provides for:

•         a 7% preferred dividend, to be payable quarterly, at the rate per annum of $0.07 per share (i.e. $0.0175 per quarter), and, to continue to accrue to the extent not paid;

•         a liquidation preference of 1.25% of the purchase price for the Series A Preferred Stock outstanding, plus accrued and unpaid dividends,

•         the ability of the Series A Preferred Stock holders to elect a director designee to the Company, which director may only be removed or replaced by the majority of the Series A Preferred Stock,

•         the right to veto certain major corporate actions, as are customary with preferred stock offerings,

•         the right to vote on a one to one basis with common stock holders on all matters, as well as to vote separately as a class on all matters that adversely affect such Series A Preferred Stock holders as well as certain other matters.

In addition, each share of Series A Preferred Stock are convertible into 7.5 shares of our common stock (i.e. a conversion price of $0.133333 per share), subject to adjustments for stock split or certain corporate events or dilutive issuances.  Initially, the 1,250,000 shares are convertible, therefore, into, or, initially, 8,625,023 shares of our Common Stock, or, approximately 12.56% of the Company.  In the event that we sell all 2,000,000 shares of Series A Preferred Stock, which is convertible into, initially approximately 15,000,000 shares of our Common Stock, or, approximately 20.07% of our company as of the date hereof, subject to adjustment for stock splits, future issuances, dividends etc.

The foregoing description of the Series A Preferred Stock and Preferred Stock Purchase Agreement are qualified in their entirety by reference to the provisions of the actual Series A Preferred Stock Purchase Agreement, filed as Exhibit 10.7 to this Report, and the Certificate of Designations, to the Articles of Incorporation of the Company, filed as Exhibit 3.1 to this Report, both of which are incorporated by reference herein.

Item 5.01        Changes in Control of Registrant.

See disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.02        Departure of Directors or Principal officers; Election of Directors; Appointment of Principal Officers.

See disclosure set forth under Item 2.01 which contains information relating to the appointment of two new directors and other relevant information responsive for this item, which disclosure is incorporated herein.

Item 5.06        Change in Shell Company Status.

See disclosure set forth under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

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Item 9.01        Financial Statements and Exhibits.

(a)        Financial Statements.

In accordance with Item 9.01,audited consolidated financial statements reflecting the Acquisition are included with this Current Report as Exhibit 99.1.

(b)        Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(c)        Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

                      may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;

                      may apply standards of materiality that differ from those of a reasonable investor; and

                      were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number	Description
3.1	Certificate of Designation for Series A Preferred Stock of the Company, effective as of February 28, 2013.
10.1	Asset Purchase Agreement, dated as of February 28, 2013, by and between the Company and Opsolution NanoPhotonics GmbH, Opsolution GmbH and Opsolution Spectroscopic Systems GmbH, each a German entity.
10.2	Assignment Agreement, dated as of February 28, 2013, by and between the Company and Opsolution NanoPhotonics GmbH.
10.3	Assignment Agreement dated as of February 28, 2013, by and between the Company and Opsolution Spectroscopic Systems GmbH.
10.4	Assignment Agreement dated as of February 28, 2013, by and between the Company and Opsolution GmbH.
10.5	Joint Venture Agreement, dated as of February 28, 2013, by and between the Company andOpsolution GmbH.
10.6	Agreement on Intellectual Property and Property Rights between biozoom Services GmbH, Vodafone Ventures Limited, Opsolution Spectroscopic Systems GmbH, MBR Messtechnik GmbH and Opsolution GmbH.
10.7	Series A Preferred Stock Purchase Agreement, dated as of February 28, 2013, by and between the Company and the investors listed therein.
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited Consolidated Financial Statements for the eleven months ended February 28, 2013 and February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013	ENTERTAINMENT ART, INC.

	By:	/s/__Hardy Hoheisel____________ Name: Hardy Hoheisel Title: President and Chief Executive Officer, Principal Executive Officer and Princiapl Accounting Officer

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